Exhibit 10.31

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT is made and entered into this __th day of ________, ____ by and between _____________ ("Purchaser") and BF Enterprises, Inc. a Delaware corporation (the "Company").

                                    RECITALS:

         A. Purchaser has purchased from the Company _____________________ shares of the Company's Common Stock (the "Shares") pursuant to a Stock Option Agreement dated October 9, 1991 (the "Stock Option Agreement").

         B. The Company has accepted  Purchaser's  Promissory  Note
Secured by Pledge of Stock of even date herewith (the "Note") in payment for the Shares.

         C. In consideration of the sale of the Shares and as security for the payment of the Note, Purchaser has agreed to execute this Agreement.

                  NOW, THEREFORE, it is agreed as follows:

         1.  Pledge.
             ------

             (a) Purchaser hereby assigns, transfers and pledges the Shares to the Company as security for payment of all amounts due under the Note.

             (b) Purchaser agrees that he/she will deposit with the Company the certificate representing the Shares together with fully executed stock assignments (with date and number of shares blank), accompanied by such other documents of transfer as may be necessary, as determined by the Company, to authorize the Company or its transfer agent to transfer the Shares to the Company if required to do so by the provisions of this Agreement.

             (c) While Purchaser is not in default under this Agreement, Purchaser shall have the right to execute all stock rights and rights to subscribe, and to receive all liquidating dividends, cash dividends, shares, new securities or other property which the Purchaser is or may hereafter become entitled to receive on account of the Shares pledged hereunder; provided, however, that in the event the Purchaser receives any such property, other than cash dividends, he/she will immediately deliver such property to the Company to be held as collateral in the same manner as the Shares originally pledged hereunder. As used in this Agreement, the term "Shares" refers to all the Shares assigned, transferred, and pledged hereunder, and all other property received in respect thereof, other than cash dividends.

             (d) In the event the Company is involved in a merger reorganization, exchange reorganization, sale-of-assets reorganization or other event requiring the transfer of a part or all of the Shares, Purchaser shall, within ten days after demand by the Company, execute any documents necessary to insure the continued secured status of the Note by the Shares and any securities or property issued in respect thereto.

         2. Rights of Purchaser with Respect to the Collateral.
            ---------------------------------------------------

         Unless and until the ownership of the Shares is transferred to the Company pursuant to the provisions hereof, the Company shall collect and receive all property, other than cash dividends, distributed in respect of the Shares. The Company shall hold the same as collateral under this Agreement. As long as the Purchaser is not in default of this Agreement, Purchaser shall retain all incidents of ownership in the Shares not specifically limited herein and not in derogation of the Company's security interest in the Shares, including the right to vote the Shares held as collateral, subject to the terms of this Agreement, and the right to receive all notices sent with respect to the Shares.

          3. Purchaser's Warranties and Indemnity.
             -------------------------------------

          Purchaser represents, warrants and covenants (a) that he/she is and will be the lawful owner of the Shares; (b) that the Shares are and will remain free and clear of all liens, encumbrances and security interests, other than the security interest granted by Purchaser under this Agreement; and (c) that Purchaser has the sole right and lawful authority to pledge the Shares and otherwise to comply with the provisions hereof. In the event that any adverse claim is asserted in respect of the Collateral or any portion thereof, except such as may result from an act of the Company not authorized by this Agreement, Purchaser promises and agrees to indemnify the Company and hold the Company harmless from and against any losses, liabilities, damages, expenses, costs and counsel fees incurred by the Company in exercising any right, power or remedy of the Company hereunder or defending, protecting or enforcing the security interest created by this Agreement. Any such loss, liability or expense so incurred shall be paid by Purchaser upon demand, become part of the indebtedness secured hereunder and bear interest at the rate provided in the Note until paid.

            4. Taxes, Charges and Expenses.
               ---------------------------

                 (a) Purchaser agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Shares. In the event Purchaser fails to make any such payment, the Company may at its option pay any such payment.

                 (b) Purchaser will defend the Shares against any and all claims and demands of all persons at any time claiming an interest therein other than any claims originating from the Company's actions or omissions.

                 (c) All advances, charges, taxes, assessments, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Company in exercising any right, power or remedy conferred by this Agreement, or any enforcement thereof, or to preserve the value of the Shares shall be paid to the Company by Purchaser immediately upon demand, shall become a part of the indebtedness secured hereunder and shall bear interest at the rate provided in the Note until paid.

             5. Purchaser's Default.
                -------------------

             The occurrence of any of the following shall be a default under this Agreement:

                 (a) Purchaser is in default of the Note;

                 (b) Purchaser fails to perform any of his/her obligations hereunder or to comply with any of the terms under the Stock Purchase Agreement; or

                 (c) Purchaser is in default under or fails to comply with the provisions of any agreement, instrument, decree, judgment, order, obligation, covenant, bond, lien, encumbrance, security interest, article of incorporation or bylaw pertaining to the Shares or affecting Purchaser's or the Company's rights in the Shares.

              6. Remedies of the Company.
                 -----------------------

              Should any default, as provided in paragraph 5 above, exist,
(a) the Note shall become immediately due and payable at the option of the Company, without notice or demand, (b) the Company shall have the right to take possession and proceed against the Shares in accordance with this Agreement or the Stock Purchase Agreement, and (c) the Company shall have all the rights and remedies provided by law, particularly the provisions of the Uniform Commercial Code of the State of Florida.

              7. Application of Sale Proceeds.
                 ----------------------------
              In the event of a sale of the Shares upon a default, the proceeds shall first be applied to the payment of the reasonable expenses of the sale, second, to satisfy all outstanding obligations of Purchaser to the Company, and third, the surplus (if any) shall be paid promptly to Purchaser.

               8. Release of Collateral.
                  ---------------------

               The Company shall release the Shares from this pledge and within 5 days shall deliver certificates representing the Shares to the Purchaser upon the payment in full of all sums due, including interest thereon, under the Note and under this Agreement.

                9. Non-Waiver.
                   ----------

                The rights, powers and remedies given to the Company by this Agreement will be in addition to all rights, powers and remedies given the Company by virtue of any statute, rule or law. The Company shall have the right to enforce one or more of such remedies, successively or concurrently, and any action to enforce the same shall not bar the Company from pursuing any further remedy which it may have hereunder, under the Note, or otherwise as provided by law, and the Company shall have the right to commence an action against Purchaser or his/her spouse for a judgment in the amount of all sums due and collectible under this Agreement and the Note.

               10. Company's Forbearance.
                   ---------------------

               The failure or delay of the Company at any time to require performance by Purchaser of any provision of this Agreement, even if known, shall not affect the right of the Company to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Purchaser in any case shall, of itself, entitle Purchaser to any other or further notice or demand in similar or other circumstances. No course of conduct shall be claimed by Purchaser to alter or avoid any of their obligations under or in connection with this Agreement.

               11. Miscellaneous.
                   -------------

                   (a) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                   (b) Further Assurances. The parties from time to time shall execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be reasonably requested as being convenient or necessary to more effectively and completely carry out the intentions of this Agreement (including, without limitation, filing financing and continuation statements and a termination statement of the security interest granted hereby).

                   (c) Binding Effect. The rights and remedies of this Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, successors and permitted assigns of the parties. The Company may assign its security interest hereunder and all its rights, including its rights to receive payment under the Note, to any person or entity.

                   (d) Severability. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

                   (e) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to any principles governing conflicts of laws.

                   (f) Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by Purchaser and the Company making specific reference to this Agreement.

                   (g) Jury Waiver. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

                   (h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY HIS OWN COUNSEL WITH RESPECT TO THIS AGREEMENT, AND SPECIFICALLY WITH RESPECT TO THE TERMS OF SECTION 13(g) ABOVE, WHICH CONCERNS THE WAIVER OF EACH PARTY'S RIGHT TO TRIAL BY JURY.

                   (i) Entire Agreement. This Agreement, the Stock Purchase Agreement, and the Note contain the entire agreement and understanding between the parties hereto with respect to matters covered hereby and supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof,

         IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

BF ENTERPRISES, INC.                                 PURCHASER
(Secured Party)                                      (Debtor)

By:                                          By:

Title:                                     Name:

                                   APPENDIX I

                                CONSENT OF SPOUSE

         I, ______________________________, spouse of the Purchaser who executed the foregoing Agreement, hereby agree that my spouse's interest in the Shares of BF ENTERPRISES, INC. Stock subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such Shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.
Dated:_________________, 2001


                                                ---------------------------
                                                Spouse's Signature